Exhibit 99.1

Boeing Concludes Purchase of Aviall, Inc.

•    Boeing acquires Aviall, Inc. for $48 per share or $1.7 billion, plus the assumption of debt, net of cash existing on Aviall’s balance sheet, of $448 million.

•    Aviall is the largest independent provider of new aviation parts and related aftermarket services in the aerospace industry.

•    Aviall expands Boeing; leadership in Integrated Materials Management and positions the company for faster growth in a $25 billion industry of new aviation parts and services.

SEATTLE, Sept. 20, 2006 – The Boeing Company [NYSE: BA] has concluded its purchase of Aviall, Inc., the largest independent provider of new aviation parts and related aftermarket services in the aerospace industry. Aviall supports Boeing’s strategy of providing a wide array of value-added products and services that help our commercial and military customers operate more efficiently.

Boeing has purchased Aviall Inc. for $48 per share or $1.7 billion, plus the assumption of debt, net of cash existing on Aviall’s balance sheet, of $448 million. Aviall’s capabilities include global parts distribution and supply chain services for aerospace, defense and marine industries worldwide.

“We are excited to welcome the Aviall team to Boeing,” said Lou Mancini, vice president and general manager of Boeing Commercial Aviation Services. “We will add Aviall’s great products and people to our expanding Integrated Materials Management program that is so important to our customers.”

“We are delighted to become part of The Boeing Company,” said Paul Fulchino, chairman, president and chief executive officer of Aviall. “Our combined industry knowledge creates a dynamic team that will continue to enable our customers to achieve greater efficiency, operational savings and profitability.”

Aviall will report to Boeing Commercial Aviation Services and operate as a wholly-owned subsidiary. Commercial Aviation Services offers Integrated Materials Management services to airline customers. Through this program, Boeing and selected suppliers maintain an airline’s inventory of maintenance supplies — including spare parts — and provide items only as needed, reducing the airline’s cost and complexity of doing business. Aviall’s parts ordering and supply chain management capabilities will also be utilized by Boeing’s Integrated Defense Systems’ Support Systems business.

“This is an exciting time for Boeing with the addition of Aviall’s capabilities,” said Pat Finneran, president of Support Systems. “Their strengths and abilities are well aligned with our current business strategies and I look forward to leveraging our combined strengths to improve our supply chain services for our customers.”

With approximately 1,000 employees, Aviall is headquartered in Dallas with customer service centers located in North America, Europe and Asia. As the world’s largest independent provider of new aviation parts and related aftermarket services, Aviall markets and distributes products for approximately 220 manufacturers and offers approximately 700,000 catalog items. Aviall also offers a full line of aviation batteries, hoses, wheels and brakes, and paint services. For more information on Aviall, see its World Wide Web site at www.aviall.com.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed merger of Aviall and Boeing. In connection with the proposed merger, Aviall plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF AVIALL ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to stockholders of Aviall. Investors and security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by Aviall with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and Aviall’s other filings with the SEC may also be obtained from Aviall. Free copies of Aviall’s filings may be obtained by directing a request to Aviall, Inc., 2750 Regent Boulevard, DFW Airport, Texas, 75261, Attention: Secretary.

Aviall, Boeing and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from Aviall’s stockholders in favor of the proposed merger. Information regarding Aviall’s directors and executive officers is available in Aviall’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 27, 2006. Information regarding Boeing’s directors and executive officers is available in Boeing’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on March 24, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Forward-Looking Information Is Subject to Risk and Uncertainty

Certain statements in this report may constitute “forward-looking” statements within the meaning of the Private Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and the company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The company’s actual results and future trends may differ materially depending on a variety of factors, including the continued operation, viability and growth of major airline customers and non-airline customers (such as the U.S. Government); adverse developments in the value of collateral securing customer and other financings; the occurrence of any significant collective bargaining labor dispute; its successful execution of internal performance plans including its company-wide growth and productivity initiatives, production rate increases and decreases (including any reduction in or termination of an aircraft product), availability of raw materials, acquisition and divestiture plans, and other cost-reduction and productivity efforts; charges from any future SFAS No. 142 review; ability to meet development, production and certification schedules for the 787 program; technical or quality issues in development programs or in the commercial satellite industry; an adverse development in rating agency credit ratings or assessments; the actual outcomes of certain pending sales campaigns and the launch of the 787 program and U.S. and foreign government procurement activities, including the uncertainty associated with the procurement of tankers by the U.S. Department of Defense (DoD) and funding of the C-17 program; the cyclical nature of some of its businesses; unanticipated financial market changes which may impact pension plan assumptions; domestic and international competition in the defense, space and commercial areas; continued integration of acquired businesses; performance issues with key suppliers, subcontractors and customers; significant disruption to air travel worldwide (including future terrorist attacks); global trade policies; worldwide political stability; domestic and international economic conditions; price escalation; the outcome of political and legal processes, changing priorities or reductions in the U.S. Government or foreign government defense and space budgets; termination of government or commercial contracts due to unilateral government or customer action or failure to perform; legal, financial and governmental risks related to international transactions; legal and investigatory proceedings; tax settlements with the IRS and various states; U.S. Air Force review of previously awarded contracts; and other economic, political and technological risks and uncertainties. Additional information regarding these factors is contained in the company’s SEC filings, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Reports on Form 10-Q for the quarter ended March 31, 2006 and for the quarter ended June 30, 2006.

###

CONTACT INFO:

Tom Brabant	David Leedy
Commercial Aviation Services	Director, Investor Relations
office: (206) 766-2925	Aviall, Inc.
Thomas.h.brabant@boeing.com	office: (972) 586-1703
dleedy@aviall.com

Site Terms Privacy Policy Contact Us FAQ

Copyright © 1995 - 2006 Seeing. AH Rights Reserved.